Exhibit 10.19
ALH Holdings, LLC
c/o Ventas, Inc.
353 N. Clark Street, Suite 3300
Chicago, Illinois 60654
July 19, 2024
Ardent Health Partners, Inc.
340 Seven Springs Way, Suite 100
Brentwood, Tennessee 37027
Re: REIT Savings
Ladies and Gentlemen:
Reference is hereby made to that certain “Plan of Conversion Converting Ardent Health Partners, LLC (a Delaware limited liability company) into Ardent Health Partners, Inc. (a Delaware corporation),” effective as of July 17, 2024 (the “Plan of Conversion”). In accordance with the Plan of Conversion, subject to certain exceptions, the Amended and Restated Limited Liability Company Agreement of Ardent Health Partners, LLC (the “LLC”), dated as of June 21, 2017 and effective as of March 13, 2017, as amended effective as of August 14, 2018 and May 1, 2023, including certain limitations on the LLC’s redemption or repurchase of its units, has terminated as of the Effective Time (as defined in the Plan of Conversion). In light of the foregoing, in consideration of the agreements set forth herein and other good and valuable consideration, ALH Holdings, LLC, an indirect wholly owned subsidiary of Ventas, Inc. (together with any successor, “Ventas”), and Ardent Health Partners, Inc. (together with any successor, the “Company”) hereby agree, for so long as Ventas remains a stockholder of the Company, as follows:
(a)If at any time the Company or any Subsidiary (as defined below) redeems or repurchases (or enters into another transaction that has the effect of a redemption or repurchase of) any shares of Company capital stock (“Shares”) from a Company stockholder other than Ventas (a “Capital Change”), then the Shares held by Ventas shall be repurchased automatically by the Company, effective immediately prior to the Capital Change (a “Repurchase Date”), only to the extent necessary so that Ventas does not own, directly, indirectly or constructively (as determined under Section 856(d)(5) of the United States Internal Revenue Code, as amended), more than 9.90% of the total combined voting power of all classes of capital stock of the Company or of the total value of shares of all classes of capital stock of the Company taking into account the provisions of Section 1 of Attachment A (the “Ventas Ownership Condition”).
(b)If Ventas at any time determines in good faith that the Ventas Ownership Condition is not met and Ventas delivers written notice thereof to the Company, then the Company shall repurchase from Ventas, no later than two (2) Business Days following delivery of such notice (a “Repurchase Date”), such number of Shares as are specified in such notice so that the Ventas Ownership Condition thereafter is met.

(c)If there is a purported transfer of Shares or other event such that, after taking into account and notwithstanding paragraphs (a) and (b) hereof, the Ventas Ownership Condition would not be met, then that number of Shares which otherwise would cause the Ventas Ownership Condition not to be met (rounded up to the nearest whole Share) shall be automatically transferred to a trust for the benefit of a charitable beneficiary effective as of the close of business on the Business Day prior to the date of such purported transfer, change or other event and, thereafter, rights and obligations of the parties with respect to such Shares shall be as set forth in Section 2 of Attachment A.
(d)From time to time upon the reasonable request of Ventas, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with and provide such information to Ventas as may reasonably be required to determine whether the Ventas Ownership Condition is satisfied.
(e)The repurchase price for each Share repurchased from Ventas hereunder shall be its Fair Market Value. Payment of such repurchase price shall be made by transfer of immediately available funds no later than two (2) Business Days after the applicable Repurchase Date.
(f)Notwithstanding anything else to the contrary contained herein, unless otherwise agreed by the Company and Ventas, if Ventas purchases additional Shares in the open market or in privately negotiated transactions that results in Ventas owning more than 7.5% of the outstanding Shares at the time of the purchase (“Share Purchases”) and, but for such Share Purchases, the Ventas Ownership Condition would have been satisfied after such Capital Change, then the Company shall not be required to repurchase Shares from Ventas hereunder as a result of such Capital Change.
(g)Definitions:
(i)“Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.
(ii)“Fair Market Value” means, determined as of the end of the Business Day immediately preceding the Repurchase Date: (A) if the Shares are then listed on any domestic securities exchange, the volume weighted average of the closing sales price of the Shares for such day on all domestic securities exchanges on which the Shares are then listed; or (B) if Shares are not listed on any domestic securities exchange on such day, a Share’s pro rata share of the total equity value of all outstanding Shares in connection with an orderly sale of the Company to a willing, unaffiliated buyer in an arm’s-length transaction, as determined by a reputable investment bank or other valuation expert mutually designated by the Company and Ventas, with no discounts applied for lack of marketability, lack of control, blocking rights or indirect ownership; provided, that, in no event shall the Fair Market Value for any Share repurchased from Ventas hereunder be less than the per Share amount paid to any other Person in the Capital Change transaction that results in the Ventas Ownership Condition no longer being satisfied.

(iii)“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any governmental entity, agency or political subdivision.
(iv)“Subsidiary” means, with respect to a particular Person, (A) any corporation in which such Person and/or other Subsidiaries of such Person own or control, directly or indirectly, a majority of the corporation’s total economic interest or the total voting power of the corporation’s capital stock (without regard to the occurrence of any contingency) to vote in the election of the corporation’s directors and (B) any limited liability company, partnership, association or other business entity in which such Person and/or other Subsidiaries of such Person (I) owns or controls, directly or indirectly, a majority of the partnership or similar ownership interest, (II) is allocated a majority of entity gains or losses or (III) is or controls any managing director or general partner.
(a)Governing Law; Amendments; Miscellaneous. This letter agreement (i) shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of law, (ii) contains the complete and entire understanding and agreement of Ventas and the Company with respect to the specific subject matter hereof, and supersedes all unperformed prior understandings, conditions and agreements, oral or written, express or implied, respecting the subject matter specifically addressed herein, (iii) may be amended or modified in a writing duly executed by both of the parties hereto and not by any course of conduct, course of dealing or purported oral amendment or modification, and (iv) may be executed by the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement or any document to be signed in connection with this letter agreement shall be deemed to include electronic signatures (including, without limitation, DocuSign and AdobeSign), deliveries or the keeping of records in electronic form in compliance with the U.S. federal ESIGN Act of 2000 or any comparable state statutes, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The waiver by either party of a breach of any provision of this letter agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof. Any disputes arising from this letter agreement will exclusively be brought and resolved in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts.
(b)Assignment. Neither Ventas nor the Company may assign or delegate their rights or obligations under this letter agreement without the express written consent of the other party hereto, except that the parties’ rights and obligations hereunder may be assigned and delegated by operation of law pursuant to any merger, reorganization or similar business combination. This letter agreement and all the obligations and benefits hereunder shall be binding upon and shall inure to the successors and permitted assigns of the parties.
(c)Severability. Any provision of this letter agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Page Follows]

If the above correctly reflects our understanding with respect to the foregoing matters, please so confirm by signing and returning the enclosed copy of this letter agreement.

Very truly yours,
ALH HOLDINGS, LLC

By: /s/ Brian K. Wood    ___________________
    Name: Brian K. Wood
Title: Vice President, Treasurer

Agreed and accepted
as of the date first above written:
ARDENT HEALTH PARTNERS, INC.

By: /s/ Stephen C. Petrovich___________
Name: Stephen C. Petrovich
Title: Executive Vice President, General
Counsel & Secretary

ATTACHMENT A TO REIT SAVINGS LETTER AGREEMENT
(VENTAS)
This Attachment A to the REIT savings letter agreement dated July 19, 2024 (the “Agreement”) between ALH Holdings, LLC (together with Ventas, Inc., a Delaware corporation, and their successors, “Ventas”) and Ardent Health Partners, Inc., a Delaware corporation (together with its successors, the “Company”) sets forth further agreements of the parties with respect to the Agreement.
1.Ventas Ownership Condition.
a.Tenants 100% Owned by Company. So long as all Tenants are (directly or indirectly) wholly owned by the Company, the Ventas Ownership Condition shall be as set forth in paragraph (a) of the Agreement.
b.Tenants less than 100% Owned by Company. If any Tenant is not (directly or indirectly) wholly owned by the Company, then the Ventas Ownership Condition also shall mean that Ventas does not own directly, indirectly or constructively (as determined under Section 856(d)(5) of the United States Internal Revenue Code, as amended), more than 9.90% of (i) the total value of the Tenant’s Relevant Shares, or, if the Tenant is not a corporation for U.S. federal income tax purposes, of the Tenant’s total capital or profits; or (ii) 9.90% of the total voting power of the Relevant Shares of the Tenant.
i.“Relevant Shares” means capital stock of a Tenant that is organized as a corporation or units, shares of beneficial interest, or similar equity interests in any Tenant that is not organized as a corporation.
ii.“Tenant” means any entity in which the Company directly or indirectly owns any interest and that makes payments for the use or occupancy of any real property (within the meaning of Section 856 of the Code) in which Ventas holds a direct or indirect interest.
iii.“Total voting power” and “total combined voting power” as used in the Agreement and this Attachment shall take into account any voting agreements or rights to appoint directors that Ventas may have.
2.Automatic Transfer of Shares to a Trust.
a.Transfer Mechanics. Shares (“Trust Shares”) transferred to a trust (a “Trust”) as a result of an event described in paragraph (c) of the Agreement (a “Transfer Event”) shall be deemed transferred to the Trustee effective as of the close of the Business Day prior to the Transfer Event identified in a notice provided by Ventas to the Company and to the Trustee promptly after a determination that a Transfer Event has occurred (a “Trust Shares Notification”).
Attachment A to REIT Savings Letter Agreement (Ventas)

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b.Trustee. The Trustee shall be appointed by Ventas and shall be a Person unaffiliated with the Company and Ventas. Trust Shares shall continue to be issued and outstanding Shares of the Company while deemed by the Trustee.
c.Beneficiary. Ventas shall designate one or more nonprofit organizations to be the Beneficiary of the interest in the Trust such that Shares held in the Trust would not violate the Ventas Ownership Condition and (b) each such organization must be described in Section 501(c)(3) of the Internal Revenue Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The failure of Ventas to appoint a Trustee or Beneficiary before any automatic transfer provided in paragraph (c) of the Agreement shall make such transfer ineffective, provided that Ventas thereafter makes such designation and appointment.
d.Economic Rights in Trust Shares. Ventas shall not benefit economically from ownership of any Trust Shares. Ventas shall have no rights to dividends or other distributions with respect to Trust Shares. The Trustee shall have all rights to dividends or other distributions with respect to Trust Shares, which rights shall be exercised for the exclusive benefit of the Beneficiary.
i.Any dividend or other distribution paid after a Transfer Event but prior to a Trust Shares Notification shall be paid by Ventas to the Trustee with delivery of the Trust Shares Notification.
ii.Any dividend or other distribution authorized but unpaid at the time of a Trust Shares Notification shall be paid when due to the Trustee and held in trust for the Beneficiary.
e.Voting Rights in the Trust Shares. Ventas shall have no voting rights with respect to Trust Shares. Subject to Delaware law, effective as of the date that Trust Shares have been created, the Trustee shall have the authority (a) to rescind as void any vote cast by a Ventas with respect to Trust Shares and (b) to recast such vote in accordance with the desires of the Trustee; provided, however, that if the Company (as determined in the Company’s reasonable discretion) has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote; and provided, further, that until the Company has received a Trust Shares Notification, the Company shall be entitled to rely on its share transfer and other records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.
f.Sale of Trust Shares. Within 20 days of receiving a Trust Shares Notification and subject to the Company call right in section 2.g, below, the Trustee shall sell the Trust Shares to any Person designated by the Trustee whose ownership of Trust Shares will
Attachment A to REIT Savings Letter Agreement (Ventas)

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not violate the Ventas Ownership Condition. Upon such sale, the interest of the Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to Ventas and to the Beneficiary as follows:
i.Ventas shall receive the lesser of
1.Fair Market Value of the Trust Shares on the date deemed transferred to the Trustee, net of costs and expenses in an amount not less than the costs and expenses actually incurred and taken into account in clause (2) and
2.the net proceeds received by the Trustee for the Trust Shares.
ii.Any net sales proceeds in excess of the amount payable to Ventas shall be immediately paid to the Beneficiary.
iii.If, prior to a Trust Shares Notification, Trust Shares are sold by Ventas, then the Trust Shares shall be deemed to have been sold on behalf of the Trustee and Ventas shall pay to the Trustee any proceeds in excess of the amount payable to Ventas pursuant to clause (i) together with the Trust Shares Notification.
g.Company Call Right. The Trustee shall be deemed to have offered the Trust Shares for sale to the Company, or its designee, at a price per Share equal to their Fair Market Value, treating the date the Company or its designee accepts such offer as the relevant Repurchase Date. The Company shall have the right to accept such offer until the Trustee has sold Trust Shares.

Attachment A to REIT Savings Letter Agreement (Ventas)

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